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                                                                   Exhibit 5.1

                           KIRKPATRICK & LOCKHART LLP
                            Henry W. Oliver Building
                              535 Smithfield Street
                         Pittsburgh, Pennsylvania 15222


                                 April 23, 2002



Weirton Steel Corporation
Three Springs Drive
Weirton, West Virginia 26062

Ladies and Gentlemen:

         We refer to the registration statement on Form S-4, Registration No. 333-72598 (the "Registration Statement"), filed by Weirton Steel Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), pursuant to which the Company is registering (i) $134,200,000 aggregate principal amount of its 10% Senior Secured Notes due 2008 (the "2008 Notes"), to be issued under an Indenture (the "2008 Indenture") to be entered into between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "2008 Trustee"),
(ii) an aggregate of 2,196,000 shares of Series C Convertible Redeemable Preferred Stock with an aggregate liquidation preference of $109,800,000 (the "Series C Preferred Stock"), and (iii) shares of Common Stock, $.01 par value per share (the "Common Stock"), which may be issued by the Company upon either
(a) the optional redemption of the Series C Preferred Stock by the Company prior to April 1, 2013 or (b) the optional conversion of the Series C Preferred Stock by the Company prior to April 1, 2006 in certain limited circumstances. Pursuant to the Registration Statement, the Company is offering to issue the 2008 Notes and Series C Preferred Stock in exchange for all of the Company's outstanding 11-3/8% Senior Notes due 2004 and 10-3/4% Senior Notes due 2005 (the "Exchange Offer") and is soliciting consents to amend provisions of the indentures governing those outstanding notes. The 2008 Indenture is to be delivered and executed at the time of the closing of the Exchange Offer.

         Pursuant to the Registration Statement, the Company is also registering $18,405,000 aggregate principal amount of its outstanding 11-3/8% Senior Notes due 2004 (the "2004 Notes") as to be amended by a First Supplemental Indenture (the "First Supplemental Indenture") between the Company and Bankers Trust Company, National Association, as trustee (the "2004 Trustee"), which is to be delivered and executed at the time of the closing of the Exchange Offer, and $18,195,000 aggregate principal amount of its outstanding 10-3/4% Senior Notes due 2005 (the "2005 Notes") as to be amended by a Second Supplemental Indenture (the "Second Supplemental Indenture") between the Company and Bankers Trust Company, National Association, as trustee



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(the "2005 Trustee"), which is also to be delivered and executed at the time of the closing of the Exchange Offer. The Company is registering such 2004 Notes and 2005 Notes solely in view of the amendments to the indentures under which those notes were issued.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of the 2008 Notes, which is set forth in the form of the 2008 Indenture, the form of Certificate of Designations for the Series C Preferred Stock, the 2004 Notes, as to be amended by the First Supplemental Indenture, the 2005 Notes, as to be amended by the Second Supplemental Indenture, and such corporate or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         We note that the issuance of the Common Stock upon (i) the optional redemption of the Series C Preferred Stock prior to April 1, 2013 or (ii) the optional conversion of the Series C Preferred Stock prior to April 1, 2006 in connection with a "significant transaction" (as defined in the Certificate of Designations for the Series C Preferred Stock), which redemption or conversion may only be effected at the Company's option, is subject to: (a) the receipt of requisite approval of the stockholders and Board of Directors of the Company to amend the Company's Certificate of Incorporation to increase its authorized capitalization or otherwise permit the issuance of additional shares of Common Stock so that sufficient number of shares of Common Stock are available to effect the optional redemption or conversion, as the case may be, and (b) the optional redemption or conversion, as the case may be, by the Company of the Series C Preferred Stock in accordance with the Certificate of Designations for the Series C Preferred Stock.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The 2008 Notes have been duly authorized by the Company and, when duly executed by the Company and authenticated by the 2008 Trustee in accordance with the terms of the 2008 Indenture and issued in exchange for currently outstanding 2004 Notes and 2005 Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company under the laws of the State of New York, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, receivership and similar laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (whether applied in a proceeding in equity or at law).

         (2) The Series C Preferred Stock has been duly authorized and upon filing the Certificate of Designations with the Secretary of State of Delaware, when issued in accordance with the Exchange Offer, will be legally issued, fully paid and non-assessable.

         (3) The Common Stock issuable upon the redemption or conversion of the Series C Preferred Stock will be legally issued, fully paid and non-assessable when: (a) sufficient shares of Common Stock are authorized under an amendment to the Company's Restated Certificate of Incorporation (as the same may be amended or restated from time to time, the "Restated Certificate") that has been authorized and adopted by the board of directors of the Company (the "Board") and the stockholders of the Company, in each case in the manner specified by the Restated Certificate and the bylaws of the Company in effect at the time, and has been duly filed with the office of the Secretary of State of the Delaware, and (b) stock certificates representing such shares of Common Stock, duly executed by the authorized officers of the Company, are issued and delivered upon such redemption or conversion of the Series C Preferred Stock in accordance with the terms thereof and pursuant to duly adopted resolutions of the Board directing such redemption or conversion and issuance of shares of Common Stock.


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         (4) The 2004 Notes have been duly authorized by the Company and, when amended by the First Supplemental Indenture, will constitute valid and binding obligations of the Company under the laws of the State of New York, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, receivership and similar laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (whether applied in a proceeding in equity or at law).

         (5) The 2005 Notes have been duly authorized by the Company and, when amended by the Second Supplemental Indenture, will constitute valid and binding obligations of the Company under the laws of the State of New York, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, receivership and similar laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (whether applied in a proceeding in equity or at law).

         The foregoing opinions are limited to the law of the State of New York and the General Corporation Law of the State of Delaware and applicable provisions of the constitution and reported decisions of the courts of that state. We do not express any opinion herein concerning the laws of any other jurisdiction.

         We hereby consent to the filing of these opinions as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         These opinions are as of the date hereof. We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

                                            Very truly yours,

                                            /s/ Kirkpatrick & Lockhart LLP